UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2008
TEKELEC

(Exact name of registrant as specified in its charter)

California	000-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events	1

Item 8.01 Other Events
     Tekelec (the “Company”) is filing this Current Report on Form 8-K in connection with recent publicity regarding the auction rate securities markets. As of December 31, 2007, the total amount of the Company’s cash, cash equivalents and short-term investments was approximately $419.5 million, consisting of approximately (a) $39.3 million in cash and certificates of deposit, (b) $66.2 million invested in money market securities, (c) $199.8 million invested in auction rate securities, (d) $109.4 million invested in variable rate demand notes (VRDNs), and (e) $4.8 million invested in fixed rate municipal bonds. Since December 31, 2007, the Company has reduced its investments in auction rate securities to approximately $127.4 million. All of these auction rate securities are AAA rated by one or more of the major credit rating agencies. Further, all of these securities are collateralized by student loans with approximately 92% of such collateral in the aggregate being guaranteed by the U.S. government under the Federal Family Education Loan Program.
     The Company has recently experienced several failed auctions for the portion of its auction rate securities portfolio that has gone to auction, resulting in the Company’s inability to sell these securities. A failed auction results in a lack of liquidity in the securities but does not signify a default by the issuer. Upon an auction failure, the interest rates do not reset at a market rate but instead reset based on a formula contained in the security, which rate is generally higher than the current market rate.
     While the Company will continue to monitor and analyze its auction rate securities investments, we currently believe the carrying value approximates their fair value.
     Based on the current lack of liquidity related to these investments, the Company may reclassify $127.4 million of our short-term investments from current assets to long-term assets in the first quarter of 2008. In such case, the Company’s working capital would decline by $127.4 million in the first quarter of 2008. The Company believes, however, that its remaining working capital of approximately $175 million is adequate to fund its current business plan even if the Company loses access for extended periods of time to the entire amount invested in auction rate securities.
FORWARD-LOOKING STATEMENTS
     Certain statements made in this Current Report on Form 8-K are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, its Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) and its other filings with the Securities and Exchange Commission (the “Commission”), the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in the Company’s 2006 Form 10-K and its other filings with the Commission, include, among others, risks relating to the value and liquidity of the Company’s short-term investments, including its investments in auction rate securities. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: February 20, 2008	By:	/s/ William H. Everett
William H. Everett
Executive Vice President and Chief Financial Officer

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